SUBSCRIPTION AGREEMENT
                                       FOR
                            CHARRETTE DE CAFE, CORP.


Please mail this Subscription Agreement, with your check, to the address shown below.

I/We acknowledge receipt of the Prospectus dated _______________, 2003 of CHARRETTE DE CAFE, CORP. (the "Company") and I/we have reviewed the Prospectus of the Company as filed with the Securities and Exchange Commission. After a review, I/We hereby subscribe for Shares of the Company's Common Stock ($0.001 par value) as follows:

________ number of Shares at $ 0.10 per Share.

$_______ Check payable to CHARRETTE DE CAFE, CORP.

I/We represent and warrant that I fall within the following category:


[ ]      (1)      A bank as defined in Section 3(a)(2) of the 1933 Act or a
                  savings and loan association or other institution as defined in Section (3)(a)(5)(A) of the 1933 Act whether acting in its individual or fiduciary capacity; a broker dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934;
                  an insurance company as defined in Section 2(13) of the Act;
                  an investment company registered under the Investment Company
                  Act of 1940 or a business development company as defined in
                  Section 2(a)(48) of the Investment Company Act; a small business investment company licensed by the U.S. Small
                  Business Administration under Section 301(c) or (d) of the
                  Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; and an employee benefit plan with the meaning of the Employee Retirement
                  Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, including company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

[ ]      (2)      A private business development company as defined in Section
                  202(a)(22) of the Investment Advisers Act of 1940;

[ ] (3) An organization described in Section 501(c)(3) of the Internal Revenue Code, or a corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

[ ]      (4)      A director or executive officer of the Company;

[ ]      (5)      A natural person whose individual net worth, or joint net
                  worth with that person's spouse, exceeds $1,000,000 at the time of purchase;


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[ ]               (6) A natural person who had an individual income (not
                  including that of his or her spouse) in excess of $200,000 in 2001 and 2002 or joint income with his or her spouse in excess of $300,000 in each of those years, and who reasonably expects the same income level in 2003;

[ ] (7) A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring securities offered, whose purchase is directed by a person who, either alone or together with his or her purchaser representative(s), has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of the prospective investment;

[ ]      (8)      An entity in which all of the equity owners are accredited investors; or

[ ]      (9)      Other [please supply facts to support that the investment is a suitable investment].

Shares are to be registered to (mark one):

____     Individual
____     Tenants-in-Common
____     Joint Tenants with Right of Survivorship
____     As Tenants in the Entireties
____     As Custodian/Minor Under the Uniform Gifts to Minors Act
____     Corporation
____     Trust


Please provide complete name(s) and address(es) of all parties:

_______________________    Name

_______________________    Address

_______________________    City, State, Zip

_______________________    Telephone with Area Code

_______________________    Social Security Number/EIN


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_______________________    Name

_______________________    Address

_______________________    City, State, Zip

_______________________    Telephone with Area Code

_______________________    Social Security Number/EIN


____________________________________________
Signature of primary investor




Remit this form with your check to:


                            CHARRETTE DE CAFE, CORP.
                   8018 East Santa Canyon Road, Suite 100-131
                            Anaheim, California 92808
                              Attn: Sandra J. Andre


An accepted copy of this form will be returned to you within five days of receipt. If the Company should decline to accept the subscription, it will be returned with your check within five days of receipt. By executing this Subscription Agreement, you acknowledge that you have had the opportunity to read the Prospectus.

Accepted by Sandra J. Andre
___________________________


Date: ________________,2003